SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2023

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815
(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

 (Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2023, Robert L. Hymers, III resigned as an independent director of the Company. There was no disagreement with the Company on any disclosable matter under Item 5.02(a). The company provided Mr. Hymers with a copy of the disclosures made in this Form 8-K before filing and informed Mr. Hymers of the opportunity to furnish a letter addressed to the company as promptly as possible stating whether he agrees with the company’s disclosures in response to this item and, if not, stating the disagreements. Attached as an exhibit is Mr. Hymers letter of resignation, along with his acknowledgment and agreement with the Company’s disclosures in this Form 8-K.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

17	Letter of Resignation	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 5, 2023

ELECTROMEDICAL TECHNOLOGIES, INC.

By:	/s/ Matthew Wolfson

Matthew Wolfson

Chief Executive Officer

(Principal Executive Officer)